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                                                                      EXHIBIT 21

                    SUBSIDIARIES OF FLAGSTAR COMPANIES, INC.

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
NAME                                                                           STATE OF INCORPORATION
Flagstar Corporation                                                                  Delaware
TWS Funding, Inc.                                                                     Delaware
Denny's Holdings, Inc.                                                                New York
FRD Acquisition Co.                                                                   Delaware
FRI-J Corporation                                                                     Delaware
Far West Concepts                                                                     Delaware
FRI-M Corporation                                                                     Delaware
FRI-NA Corporation                                                                    Delaware
FRI-C Corporation                                                                     Delaware
Spartan Holdings, Inc.                                                                New York
Canteen Holdings, Inc.                                                                New York
TWS 800 Corp.                                                                         Delaware
TWS 500 Corp.                                                                         Delaware
TWS 600 Corp.                                                                         Delaware
TWS 700 Corp.                                                                         Delaware
El Pollo Loco, Inc.                                                                   Delaware
Denny's, Inc.                                                                        California
DFO, Inc.                                                                             Delaware
Denny's Realty, Inc.                                                                  Delaware
Quincy's Restaurant, Inc.                                                              Alabama
Flagstar Enterprises, Inc.*                                                            Alabama
Spartan Realty, Inc.                                                                  Delaware
Flagstar Systems, Inc.                                                                Delaware
Quincy's Realty, Inc.                                                                  Alabama
Spardee's Realty, Inc.                                                                 Alabama
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* Flagstar Enterprises, Inc. of Delaware is an assumed name for use only in
Ohio.